UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2021

GALAXY GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30653	20-8143439
(Commission File Number)	(I.R.S. Employer Identification No.)

6480 Cameron Street Suite 305
Las Vegas, Nevada 89118
(Address of principal executive offices)

(702) 939-3254
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2021, the Galaxy Gaming, Inc., a Nevada corporation (the “Company”) entered into an amended and restated credit agreement with Zions Bancorporation, N.A. dba Nevada State Bank (“the A&R Credit Agreement”). The A&R Credit Agreement replaced the original credit agreement entered into by the Company with Zions Bancorporation, N.A. dba Nevada State Bank on April 24, 2018 and last modified on November 16, 2020. The A&R Credit Agreement provides for a Term Loan in the amount of $7,022,300 and a Revolving Loan in the amount of $1,000,000. If not paid earlier, the obligations under the A&R Credit Agreement mature on March 23, 2023. On March 12, 2020, the Company drew down $1,000,000 on the Revolving Loan component of the original credit agreement.

Under the A&R Credit Agreement, outstanding balances accrue interest based on one-month U.S. dollar London interbank offered rate (“LIBOR”) plus an applicable margin of 3.50% or 4.00%, depending on our Total Leverage Ratio (as defined in the A&R Credit Agreement). Effective December 31, 2021, LIBOR will no longer serve as a reference rate for bank loans, among other investment classes. The A&R Credit Amendment stipulates that a substitute index rate will be selected and used in lieu of LIBOR.

The A&R Credit Agreement contains affirmative and negative financial covenants (as defined in the A&R Credit Agreement) and other restrictions customary for borrowings of this nature. In particular, we are required to maintain (i) a quarterly minimum Fixed Charge Coverage ratio of 1.25x; (ii) a quarterly maximum Total Leverage ratio of 22.50x for the quarter ending March 31, 2021, 10.00x for quarter ending June 30, 2021, 6.50x for the quarter ending September 30, 2021 with semi-annual step-downs of 0.25x commencing December 31, 2021 and quarterly thereafter; (iii) a quarterly maximum Senior Leverage ratio of 5.25x for the quarter ending March 31, 2021, 2.50x for the quarter ending June 30, 2021 and 2.00x quarterly thereafter; (iv) a quarterly Minimum EBITDA covenant of $2.4 million for each of the quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 and $8.0 million quarterly thereafter; (v) a quarterly Minimum Liquidity covenant requiring the Company to have cash and cash equivalents of no less than $1.5 million at quarter ends through and including June 30, 2021 and $2.5 million quarterly thereafter; and (vi) a yearly maximum Maintenance Capital Expenditure covenant of 5% of total revenues for the prior year. The Company was in compliance with its Maintenance Capital Expenditure and Minimum Liquidity covenants as of December 31, 2020. The Company was not in compliance with its Fixed Charge Coverage ratio, Total Leverage ratio, Senior Leverage ratio and Minimum EBITDA covenant as of December 31, 2020. The A&R Credit Agreement has waived these existing defaults as of December 31, 2020.

The obligations under the A&R Credit Agreement are secured by substantially all of the assets of the Company and its subsidiaries.

The foregoing descriptions of the A&R Credit Agreement is not complete and is qualified in its entirety by reference to the A&R Credit Agreement included as an exhibit to the Amendment, which is filed as Exhibit 10.1 hereto.

Item 2.02.	Results of Operations and Financial Condition.*

On March 31, 2021, the Company issued a press release announcing its results of operations and financial condition for the year ended 2020. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated March 29, 2021, between Galaxy Gaming, Inc., a Nevada corporation, and Zions Bancorp, N.A., dba Nevada State Bank, a Nevada state banking corporation.

99.1	Press Release, dated March 31, 2020*

*	The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2021
GALAXY GAMING, INC.

	By:	/s/ Harry C. Hagerty
Harry C. Hagerty